NEWS
RELEASE
SunEdison Announces Filing of
Registration Statement For Proposed Initial Offering of TerraForm Power, Inc.
ST. PETERS, Mo., May 29, 2014-SunEdison, Inc. (“SunEdison”)(NYSE: SUNE) today announced that its yieldco subsidiary, TerraForm Power, Inc. (“TerraForm Power”), has publicly filed a registration statement on Form S-1 with the Securities and Exchange Commission (the “Commission”) relating to a proposed initial public offering of Class A common stock. TerraForm Power is an indirect subsidiary of SunEdison and will own and operate contracted clean power generation assets acquired from SunEdison and unaffiliated third parties. The number of shares to be offered and the price range for the offering have not yet been determined.
Goldman, Sachs & Co., Barclays and Citi will serve as joint book-running managers in the proposed offering.

The registration statement on Form S-1 filed with the Commission has not yet become effective and the shares to be registered may not be sold nor may offers to buy be accepted prior to the time when the registration statement becomes effective. Copies of the registration statement can be accessed through the Commission’s website at www.sec.gov. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The proposed offering will be made only by means of a prospectus. When available, copies of the preliminary prospectus related to the offering may be obtained from Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282 or by emailing prospectus-ny@ny.email.gs.com, from Barclays, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling (888) 603-5847 or by emailing barclaysprospectus@broadridge.com, or from Citi, c/o Broadridge Financial Solutions, Inc., 1155 Long Island Avenue, Edgewood, NY 11717 or by calling (800) 831-9146.
Forward-Looking Statements
This communication contains forward-looking statements that may state SunEdison’s or its management’s intentions, beliefs, expectations or predictions for the future. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “will,” “expect,” “estimate,”

“anticipate,” “forecast,” “plan,” “believe” and similar terms. Although SunEdison believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, risks and uncertainties related to the capital markets generally.
The foregoing review of factors that could cause SunEdison’s actual results to differ materially from those contemplated in the forward-looking statements included herein should be considered in connection with information regarding risks and uncertainties that may affect SunEdison’s future results included in SunEdison’s filings with the SEC at www.sec.gov.

###

Investors/Analysts Contact:
Chris Chaney
Director, Investor Relations
(636) 474-5226

    2